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                            Wilmer, Cutler & Pickering
                               2445 M Street, NW
                             Washington, DC 20037-1420



                                                                     EXHIBIT 5.1




                                  June 20, 1994





Empire Gas Corporation
1700 South Jefferson
Post Office Box 303
Lebanon, Missouri  65536

Ladies and Gentlemen:

          We have acted as counsel to Empire Gas Corporation (the "Company") and its subsidiaries in connection with the registration under the Securities Act of 1933, as amended, on a registration statement on Form S-1, Registration No. 33-53343 (the "Registration Statement"), (i) by the Company of Units (the "Units") consisting of Senior Secured Notes due 2004 (the "Senior Secured Notes"), Warrants (the "Warrants") to purchase the Company's Common Stock, $.001 par value per share (the "Common Stock"), and the Common Stock to be issued upon the exercise of the Warrants and (ii) by the Company's wholly-owned subsidiaries identified as guarantors in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 1994, as amended, (collectively, the "Subsidiary Guarantors") of the guarantees of the Company's indebtedness (the "Subsidiary Guarantees"). The Senior Secured Notes will be issued under an Indenture (the "Indenture") in the form filed as Exhibit 4.2 to the Registration Statement. The Warrants will be issued under a Warrant Agreement (the "Warrant Agreement") in the form filed as Exhibit 4.3 to the Registration Statement.

          In connection with this opinion, we have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration


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Statement, (ii) the form of the Indenture, (iii) the form of the Senior Secured
Notes to be issued by the Company included as an exhibit to the Indenture, (iv) the form of the Warrant Agreement, (v) the form of the Warrants to be issued by the Company included as an exhibit to the Warrant Agreement, (vi) the form of the Guarantees to be issued by the Subsidiary Guarantors included as an exhibit to the Indenture, (vii) the proposed form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"),
(viii) the certificate or articles of incorporation and by-laws of the Company and each of the Subsidiary Guarantors, (ix) resolutions of the Boards of Directors of the Company and each of the Subsidiary Guarantors relating to the proposed issuance of the Senior Secured Notes, the Warrants, the Common Stock, and the Guarantees, and (x) such other documents as we have deemed necessary or appropriate as a basis for this opinion.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and the Subsidiary Guarantors:

          Based upon the foregoing, it is our opinion that:

          1. The Senior Secured Notes have been duly authorized by the Company. When executed, delivered and paid for as contemplated in the Registration Statement, the Indenture and the Underwriting Agreement and authenticated by the trustee under the Indenture, the Senior Secured Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as the enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, and (b) we express no opinion on the enforceability of the waiver of stay and extension laws contained in the Indenture.

          2. The Warrants have been duly authorized by the Company. When executed, issued, and delivered as contemplated in the Registration Statement, the Warrant Agreement and the Underwriting Agreement and authenticated by the warrant agent under the Warrant Agreement, the Warrants will be legal, valid

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and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and the terms of the Warrant Agreement, except as the enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought.

          3. The shares of Common Stock of the Company to be issued upon the exercise of the Warrants are validly authorized and, assuming (a) no change occurs in the applicable law or pertinent facts, (b) the pertinent provisions of such "blue-sky" and securities laws as may be applicable have been complied with and (c) the Warrants are exercised and payment of the exercise price is made in accordance with their terms and the terms of the Warrant Agreement, then the shares of Common Stock so issuable will be validly issued, fully paid, and nonassessable.

          4. The Subsidiary Guarantees have been duly authorized by each Subsidiary Guarantor. When executed and delivered as contemplated in the Registration Statement, the Indenture and the Underwriting Agreement, the Subsidiary Guarantees will be legal, valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their respective terms, except (a) as the enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, and
(b) we express no opinion on the enforceability of the waiver of stay and extension laws contained in the Indenture.

          This opinion is effective as of the date hereof. We undertake no obligation to update or supplement this letter to reflect any changes in laws that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                              Very Truly Yours,


                              Wilmer, Cutler & Pickering


                              By:  /s/ Richard W. Cass
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                                      Richard W. Cass